EXHIBIT 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                  August 8, 2005

Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, Texas 79424

          Re: Alamosa Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel for Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the
Company of up to an additional 400,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), initially issuable pursuant to the Company's Third Amended and Restated Employee Stock Purchase Plan (the
"ESPP").

     This opinion is delivered in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Securities Act").

     In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Company's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the
"Commission") on the date hereof under the Securities Act (the "Registration
Statement"); (ii) the Amended and Restated Certificate of Incorporation of the
Company, as certified by the Secretary of State of the State of Delaware; (iii)
the Amended and Restated By-Laws of the Company, certified by the Secretary of the Company as currently in effect; (iv) a specimen certificate representing the
Common Stock; (v) resolutions of the Board of Directors of the Company, adopted
February 22, 2005; (vi) resolutions of the Company's stockholders, adopted June
2, 2005, as certified by the Inspector of Elections of the Company's 2005 Annual
Meeting of Stockholders; (vii) the ESPP; (viii) a copy of the instructions for employees of the Company to make elections under the ESPP (the "Election
Procedures"); (ix) the Rights Agreement, dated as of February 14, 2001, by and between the Company and Mellon Investor Services LLC, as rights agent (the
"Rights Agreement"); and (x) the Company's Registration Statement on Form S-8
(File No. 333-56430) filed with the Commission on March 2, 2001. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the
Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform

all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the issuance of the Shares (including the Preferred Share Purchase Rights attached thereto pursuant to the terms of the Rights Agreement) has been duly authorized by the Company, and when (a) certificates representing the Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent and registrar of the Common Stock (the "Transfer
Agent"), (b) the Shares have been registered by the Transfer Agent on the stock record books of the Company, and (c) the Shares have been issued and delivered by the Company, and the entire amount of the consideration therefor has been received in full by the Company, in each case in accordance with the terms of the ESPP and the Election Procedures, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                       2